EXECUTION COPY

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                            GMAC MORTGAGE CORPORATION
                                  as Servicer,

                     GMACM HOME EQUITY LOAN TRUST 2001-HE3,
                                    as Issuer

                                       and

                         BANK ONE, NATIONAL ASSOCIATION
                              as Indenture Trustee







                            -------------------------

                               SERVICING AGREEMENT

                          Dated as of October 24, 2001
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        This Servicing Agreement, dated as of October 24, 2001 (the "Agreement"), is among GMAC Mortgage Corporation, as servicer (the "Servicer"), the GMACM Home Equity Loan Trust 2001-HE3, as issuer (the "Issuer"), and Bank One, National Association, as indenture trustee (the "Indenture Trustee").

                                   WITNESSETH:

        WHEREAS, pursuant to the terms of the Purchase Agreement (as defined herein), GMAC Mortgage Corporation, as seller (in such capacity, "GMACM") and as servicer and Walnut Grove Mortgage Loan Trust 2001-A, as seller (together with GMACM, the "Sellers"), will sell to Residential Asset Mortgage Products, Inc. ("RAMP"), as purchaser (in such capacity, the "Purchaser"), the Initial Mortgage Loans on the Closing Date, and may sell Subsequent Mortgage Loans on one or more Subsequent Transfer Dates, together with the Related Documents on the Closing Date and any Subsequent Transfer Date, and thereafter all Additional Balances created on or after the Cut-Off Date and any such Subsequent Transfer Date;

        WHEREAS, RAMP, as depositor (in such capacity, the "Depositor"), will sell the Initial Mortgage Loans and assign all of its rights under the Purchase Agreement to the Issuer, together with the Related Documents on the Closing Date, and thereafter all Additional Balances relating thereto created on or after the Cut-Off Date;

     WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue the Certificates;

     WHEREAS, pursuat to the terms of the Indenture, the Issuer will issue the Notes; and

        WHEREAS, pursuant to the terms of this Agreement, the Servicer will service the Mortgage Loans directly or through one or more Subservicers.

        NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

Section 1.01 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the indenture dated as of October 24, 2001 (the "Indenture"), between the Issuer and the Indenture Trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02   Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; the term "including" shall mean "including without limitation"; "or" shall include "and/or"; and the term "proceeds" shall have the meaning ascribed thereto in the UCC.

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.03 Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of a Mortgage Loan shall be made on a daily basis using a 365-day year. All calculations of interest on the Notes shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360-days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

                                   ARTICLE II

                         Representations and Warranties

Section 2.01 Representations and Warranties Regarding the Servicer. The Servicer represents and warrants to the Issuer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, as of the Closing Date:

(a) the Servicer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect (not in the ordinary course of business) on the business, properties, assets, or condition (financial or other) of the Servicer;

(b) the Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

(c) the Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(d) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Servicer will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the Articles of Incorporation or Bylaws of the Servicer, or constitute a material breach of any material mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound;

(e) no litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Securities which in the opinion of the Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

(f) the Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS; and

(g) the servicing of the Mortgage Loans has at all times been conducted in material compliance with all applicable federal, state and local laws, rules and regulations and there has been no material violation of any such laws, rules or regulations arising out of the servicing of the Mortgage Loans.

        The  foregoing   representations   and  warranties   shall  survive  any
termination of the Servicer hereunder.

Section 2.02 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Servicer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, as of the Closing Date:

(a) the Issuer is a business trust duly formed and in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

(b) the execution and delivery by the Issuer of this Agreement and the performance by the Issuer of its obligations under this Agreement will not violate any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Issuer or any of its assets. Such execution, delivery, authentication and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of limited liability companies. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is bound.

Section 2.03 Enforcement of Representations and Warranties. The Servicer, on behalf of and subject to the direction of the Indenture Trustee, as pledgee of the Mortgage Loans, or the Issuer, shall enforce the representations and warranties of the Sellers pursuant to the Purchase Agreement. Upon the discovery by the Sellers, the Depositor, the Servicer, the Indenture Trustee, the Enhancer, the Issuer, or the Custodian of a breach of any of the representations and warranties made by a Seller in the Purchase Agreement, in respect of any Mortgage Loan which materially and adversely affects the interests of the Securityholders or the Enhancer, the party discovering such breach shall give prompt written notice to the other parties (the Custodian being so obligated under the Custodial Agreement). The Servicer shall promptly notify such Seller of such breach and request that, pursuant to the terms of the Purchase
Agreement, the Seller either (i) cure such breach in all material respects within 90 days from the date the Seller was notified of such breach or (ii) purchase such Mortgage Loan from the Issuer at the price and in the manner set forth in Section 3.1(c) of the Purchase Agreement; provided, that the Seller shall, subject to the conditions set forth in the Purchase Agreement, have the option to substitute an Eligible Substitute Loan or Loans for such Mortgage Loan. In the event that the Seller elects to substitute one or more Eligible

Substitute Loans pursuant to Section 3.1(c) of the Purchase Agreement, the Seller shall deliver to the Custodian or the Servicer, in accordance with the Purchase Agreement, with respect to such Eligible Substitute Loans, the original Loan Agreement, the Mortgage, and such other documents and agreements as are required by the Purchase Agreement. Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be transferred to the Issuer and will be retained by the Servicer and remitted by the Servicer to such Seller on the next succeeding Payment Date except to the extent that a payment less than the applicable Minimum Monthly Payment has been received by the Issuer for such month in respect of the Mortgage Loan to be removed. The Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Mortgage Loan and the substitution of the Eligible Substitute Loans and the Servicer shall promptly deliver the amended Mortgage Loan Schedule to the Owner Trustee and Indenture Trustee.

        It is understood and agreed that the obligation of the Sellers to cure such breach or purchase or substitute for such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Issuer and the Indenture Trustee, as pledgee of the Mortgage Loans, against either Seller. In connection with the purchase of or substitution for any such Mortgage Loan by such Seller, the Issuer shall assign to such Seller all of its right, title and interest in respect of the Purchase Agreement applicable to such Mortgage Loan. Upon receipt of the Repurchase Price, or upon completion of such substitution, the Servicer shall notify the Custodian, and the Custodian shall deliver the Mortgage Notes to the Servicer, together with all relevant endorsements and assignments prepared by the Servicer that the Indenture Trustee shall execute.

                                  ARTICLE III

                 Administration and Servicing of Mortgage Loans

Section 3.01   The Servicer.

(a) The Servicer shall service and administer the Mortgage Loans in a manner generally consistent with the terms of the Program Guide and in a manner consistent with the terms of this Agreement and that shall be normal and usual in its general mortgage servicing activities and consistent with the manner in which it services all other Mortgage Loans in its servicing portfolio with characteristics similar to those of the Mortgage Loans. The Servicer shall have full power and authority, acting alone or through a Subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Issuer and the Indenture Trustee, as pledgee of the Mortgage Loans, for the performance of its duties and obligations hereunder in accordance with the terms hereof and the Program Guide. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Issuer and the Indenture Trustee, as pledgee of the Mortgage Loans, to execute and deliver, on behalf of itself, the Issuer, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties. The Issuer, the Indenture Trustee and the Custodian, as applicable, shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. In addition, the Servicer may, at its own discretion and on behalf of the Indenture Trustee, obtain credit information in the form of a "credit score" from a credit repository. On the

Closing Date, the Indenture Trustee shall deliver to the Servicer a limited power of attorney substantially in the form of Exhibit B hereto. The Servicer is further authorized and empowered by the Issuer and the Indenture Trustee, on behalf of the Noteholders and the Indenture Trustee, in its own name or in the name of the Subservicer, when the Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Indenture Trustee and the Noteholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Indenture Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Servicer, with no right of reimbursement.

        If the Mortgage did not have a Lien senior to the related Mortgage Loan on the related Mortgaged Property as of the related Cut-Off Date, then the Servicer, in such capacity, may not consent to the placing of a Lien senior to that of the Mortgage on the related Mortgaged Property. If the Mortgage had a Lien senior to the related Mortgage Loan on the related Mortgaged Property as of the related Cut-Off Date, then the Servicer, in such capacity, may consent to the refinancing of such prior senior Lien; provided, that (i) the resulting CLTV of such Mortgage Loan is no higher than the greater of the CLTV prior to such refinancing or a 70% CLTV (or a 80% CLTV for those borrowers with a FICO "credit score" of 720 or greater) and (ii) the interest rate for the loan evidencing the refinanced senior Lien is no higher than the interest rate on the loan evidencing the existing senior Lien immediately prior to the date of such refinancing (meaning, in the case of an adjustable rate loan, a substantially similar index and a gross margin no higher than that of the existing senior
Lien); provided, however, that if the loan evidencing the existing senior Lien prior to the date of refinancing is an adjustable rate loan and the loan evidencing the refinanced senior Lien is a fixed rate loan, then the interest rate on the loan evidencing the refinanced senior Lien may be up to 2.0% higher than the then-current mortgage rate of the loan evidencing the existing senior Lien and (iii) the loan evidencing the refinanced senior Lien is not subject to negative amortization.

        In connection with servicing the Mortgage Loans, the Servicer may take reasonable actions to encourage or effect the termination of Loan Agreements that have become dormant.

        The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Issuer under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(b) The Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of certain of the Mortgage Loans. References in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer and any amount actually received by such Subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Servicer whether or not actually received by the Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Agreement and as the Servicer and the Subservicer have agreed. With the approval of the Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicers will remain obligated under the related Subservicing Agreements. The Servicer and the Subservicer may enter into amendments to the related Subservicing Agreements; provided, however, that any such amendments shall not cause the Mortgage Loans to be serviced in a manner that would be materially inconsistent with the standards set forth in this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions thereof and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Servicer or the Subservicer, the Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

        In the event that the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing Subservicing Agreement with any Subservicer in accordance with the terms of the applicable Subservicing Agreement or assume the terminated Servicer's rights and obligations under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

        As part of its servicing activities hereunder, the Servicer, for the benefit of the Indenture Trustee, the Enhancer and the Securityholders, shall use reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

        (c) All other documents contained in the Mortgage File and any original documents relating to the Mortgage Loans not contained in the Mortgage File or delivered to the Custodian, if any, or the Indenture Trustee are and shall be held by the Servicer in trust as agent for the Indenture Trustee on behalf of the Noteholders.

Section 3.02   Collection of Certain Mortgage Loan Payments.

(a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and generally consistent with the Program Guide, follow such collection procedures as shall be normal and usual in its general mortgage servicing activities and consistent with the procedures the Servicer employs in servicing all other Mortgage Loans in the servicing portfolio with characteristics similar to those of the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge, penalty interest or other fees which may be collected in the ordinary course of servicing a Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid; provided, that such arrangement is consistent with the Servicer's policies with respect to home equity mortgage loans; and provided further, that notwithstanding such arrangement, such Mortgage Loans will be included in the information regarding delinquent Mortgage Loans set forth in the Servicing Certificate. The Servicer may also extend the Due Date for payment due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the Lien of the related Mortgage or the interests of the Securityholders or the Enhancer, and the Servicer shall not grant any such waiver or extension that would have any such effect. For each Mortgage Loan, the Servicer will accurately and fully report the Mortgagor's credit history to all three credit repositories in a timely manner. Consistent with the terms of this Agreement, the Servicer may also:

     (i) waive, modify or vary any term of any Mortgage Loan (including reduce the Credit Limit);

     (ii) consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor;

     (iii) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid;

     (iv) forgive any portion of the amounts contractually owed under the Mortgage Loan;

               (v) capitalize past due amounts owed under the Mortgage Loan by adding any amounts in arrearage to the existing principal balance of the Mortgage Loan (a "Capitalization Workout") which will result in an increased monthly payment amount, provided that: (A) the amount added to the existing principal balance of the Mortgage Loan (the "Capitalized Amount") shall be no greater than five times the Mortgagor's current Monthly Payment amount; and (B) the Servicer shall not enter into a Capitalization Workout unless the CLTV of the Mortgage Loan prior to the Capitalization Workout equals or exceeds 80% and the Mortgagor has qualified for the Capitalization Workout under the Servicer's servicing guidelines; or

               (vi) reset the maturity date for the Mortgage Loan, but in no event shall such reset date extend beyond the end of the Collection Period preceding the Final Payment Date;

               or any combination of the foregoing, if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Securityholders or the Enhancer; provided, however, that the Servicer may not modify or permit any Subservicer to modify any Mortgage Loan (including without limitation any modification that would change the Loan Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan) or extend the final maturity date of such Mortgage Loan) unless such Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable. The general terms of any waiver, modification, forgiveness, postponement or indulgence with respect to any of the Mortgage Loans will be included in the Servicing Certificate, and such Mortgage Loans will not be considered "delinquent" for the purposes of the Basic Documents so long as the Mortgagor complies with the terms of such waiver, modification, forgiveness, postponement or indulgence.

(b) The Servicer shall establish a Custodial Account, which shall be an Eligible Account, titled "GMACM Home Equity Loan Trust Series 2001-HE3," in which the
Servicer shall deposit or cause to be deposited any amounts representing payments and collections in respect of the Initial Mortgage Loans received by it subsequent to or on the Cut-Off Date or, with respect to the Subsequent Mortgage Loans, the Subsequent Cut-Off Date (other than in respect of the payments referred to in the following paragraph), within one Business Day following receipt thereof (or otherwise on or prior to the Closing Date), including the following payments and collections received or made by it (without duplication):

(i) all payments of principal of or interest on the Mortgage Loans received or advanced by the Servicer, net of any portion of the interest thereof retained by any Subservicer as subservicing fees;

(ii) the aggregate Repurchase Price of the Mortgage Loans purchased by the Servicer pursuant to Section 3.15;

(iii) Net Liquidation Proceeds, net of any related Foreclosure Profit;

(iv) all proceeds of any Mortgage Loans repurchased by a Seller pursuant to the Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Loan pursuant to the Purchase Agreement;

(v) Insurance Proceeds, other than Net Liquidation Proceeds, resulting from any insurance policy maintained on a Mortgaged Property; and

(vi) amounts required to be paid by the Servicer pursuant to Section 8.08;

provided, however, that with respect to each Collection Period, the Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Custodial Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Custodial Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties, payable by Mortgagors (such amounts to be retained as additional servicing compensation in accordance with Section 3.09 hereof), or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Servicer shall retain all Foreclosure Profits as additional servicing compensation.

        The Servicer, in its sole discretion, may deposit into the Custodial Account amounts representing installments of principal of or interest on Mortgage Loans that were delinquent as of the end of any Collection Period, provided that the Servicer reasonably believes that such amounts will be recoverable from Collections on the related Mortgage Loan. If the Servicer makes any such advances of delinquent principal and/or interest, the Servicer shall be entitled to reimburse itself by withdrawing from the Custodial Account, as provided herein, any amounts so advanced. The Servicer may cause the institution maintaining the Custodial Account to invest any funds in the Custodial Account in Permitted Investments (including obligations of the Servicer or any of its Affiliates, if such obligations otherwise qualify as Permitted Investments), which investments shall mature not later than the Business Day preceding the next succeeding Payment Date, and which investments shall not be sold or disposed of prior to maturity. In addition, no such Permitted Investment shall be purchased at a price in excess of par. Except as provided above, all income and gain realized from any such investment shall inure to the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.

(c) The Servicer shall require each Subservicer to hold all funds constituting collections on the Mortgage Loans, pending remittance thereof to the Servicer, in one or more accounts meeting the requirements of an Eligible Account, and shall require all such funds to be invested in Permitted Investments, unless all such collections are remitted on a daily basis to the Servicer for deposit into the Custodial Account.

Section 3.03 Withdrawals from the Custodial Account. The Servicer shall, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.02 that are attributable to the Mortgage Loans for the following purposes:

(a) on each Determination Date, the Servicer shall determine the aggregate amounts to be withdrawn from the Custodial Account and applied pursuant to
Section 3.05(a) of the Indenture and, prior to the close of business on the Business Day prior to the related Payment Date, shall withdraw such amounts from the Custodial Account and deposit such amounts into the Note Payment Account or Funding Account, as applicable, to be distributed by the Paying Agent in accordance with and in the order or priority set forth in Section 3.05(a) of the Indenture for such Payment Date, in accordance with the Servicing Certificate;

(b) to pay to itself any monthly payments received from the Mortgagors, the amount of such payment that represents interest accrued on the related Mortgage Loan for any period prior to the Cut-Off Date; prior to the commencement of the Rapid Amortization Period, from Principal Collections on the Mortgage Loans, to pay to GMACM the amount of any Additional Balances as and when created during the related Collection Period, and, prior to the commencement of the Managed Amortization Period, to pay to the related Seller the Purchase Price of any Subsequent Mortgage Loans on the related Subsequent Transfer Date;

(c) to the extent deposited to the Custodial Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.04, or Liquidation Expenses, paid pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Agreement (to the extent not payable pursuant to Section 3.09), such withdrawal right being limited to amounts received on particular Mortgage Loans (other than any Repurchase Price in respect thereof) that represent late recoveries of the payments for which such advances were made, or from related Net Liquidation Proceeds or the proceeds of the purchase of such Mortgage Loan;

(d) to pay to itself out of each payment received on account of interest on a Mortgage Loan as contemplated by Section 3.09, an amount equal to the related Servicing Fee (to the extent not retained pursuant to Section 3.02), and to pay to any Subservicer any subservicing fees not previously withheld by such Subservicer;

(e)     reserved;

(f) to deposit into the Reserve Account in accordance with Section 3.05(a)(ix) of the Indenture, the amounts set forth in Section 3.20;

(g) to the extent deposited in the Custodial Account, to pay to itself as additional servicing compensation any (i) interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Sections 3.02(b) and 5.01, and (ii) Foreclosure Profits (to the extent permitted by law);

(h) to pay to itself or the Seller, with respect to any Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred to such Seller, the Servicer or other entity, all amounts received thereon and not required to be distributed to Securityholders as of the date on which the related Purchase Price or Repurchase Price is determined;

(i) to withdraw any other amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.02;

(j) to pay to itself, with respect to any Mortgage Loan for which it has made an advance of delinquent principal and/or interest, any previously unreimbursed advances of such amounts theretofore made to the extent of receipts of late recoveries of such payments from the related Mortgagors, out of related Net Liquidation Proceeds or the proceeds of the purchase of such Mortgage Loans;

(k) to reimburse itself for the amount of any investment earnings advanced prior to maturity pursuant to Section 3.17(c) or Section 5.01, to the extent not reimbursed from earnings received on the related investment at maturity;

(l) at its option, for so long as it is the sole Certificateholder, to pay to itself from amounts otherwise required to be remitted to the Distribution Account in accordance with Section 3.05(a)(xiv) of the Indenture, all amounts payable to it as a Certificateholder on the related Payment Date, and

(m) to reimburse itself for advances of delinquent principal and/or interest on a Mortgage Loan or other advances that are made pursuant to this Agreement that are not reimbursed pursuant to clauses (c) or (j) of this Section 3.03.

        Since, in connection with withdrawals pursuant to clauses (c), (d), (g),
(h) and (j), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses. Notwithstanding any other provision of this Agreement, the Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses incurred pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Agreement that the Servicer determines to be otherwise nonrecoverable (except with respect to any Mortgage Loan as to which the Repurchase Price has been paid), by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Business Day prior to the Payment Date succeeding the date of such determination.

Section 3.04 Maintenance of Hazard Insurance; Property Protection Expenses. To the extent permitted under the related Loan Agreement and Mortgage, and to the extent the Servicer receives notice that a hazard insurance policy has been cancelled, the Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Servicer or related Subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. The Servicer shall use its best efforts to monitor that hazard insurance is maintained as described in the previous sentence in the same manner as it would for mortgage loans in its own portfolio. The Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Custodial Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located at any time during the life of a Mortgage Loan in a federally designated flood area, to the extent permitted under the related Loan Agreement and Mortgage, and to the extent the Servicer receives notice that the related flood insurance has been cancelled, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance (to the extent available). All such flood insurance shall be in amounts equal to the lesser of (i) the amount required to compensate for any loss or damage to the related Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for such Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). The Servicer shall use its best efforts to monitor such flood insurance as described in the previous sentence in the same manner as it would for mortgage loans in its own portfolio. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with its general mortgage servicing activities insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.04 and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Servicer shall be made on the last Business Day of the Collection Period in the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Issuer and the Indenture Trustee, claims under any such blanket policy.

Section 3.05 Modification Agreements. The Servicer or the related Subservicer, as the case may be, shall be entitled to (a) execute assumption agreements, substitution agreements, and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by this Agreement and other comparable instruments with respect to the Mortgage Loans and with respect to the related Mortgaged Properties (and the Issuer and the Indenture Trustee each shall promptly execute any such documents on request of the Servicer) and (b) approve the granting of an easement thereon in favor of another Person, any alteration or demolition of such Mortgaged Properties or other similar matters, if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loans, that the security for, and the timely and full collectability of, such Mortgage Loans would not be adversely affected thereby. A partial release pursuant to this Section 3.05 shall be permitted only if the CLTV for the related Mortgage Loan after such partial release does not exceed the CLTV for such Mortgage Loan as of the related Cut-Off Date. Any fee collected by the Servicer or the related Subservicer for processing such request will be retained by the Servicer or such Subservicer as additional servicing compensation.

Section 3.06   Trust Estate; Related Documents.

(a) When required by the provisions of this Agreement, the Issuer or the Indenture Trustee shall execute instruments to release property from the terms of the Trust Agreement, Indenture or Custodial Agreement, as applicable, or convey the Issuer's or the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Agreement. No party relying upon an instrument executed by the Issuer or the Indenture Trustee as provided in this Section 3.06 shall be bound to ascertain the Issuer's or the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b) If from time to time any written assurance, assumption agreement or substitution agreement or other similar agreement shall be executed pursuant to
Section 3.05, the Servicer shall check that each of such documents purports to be an original executed copy (or a copy of the original executed document if the original executed copy has been submitted for recording and has not yet been returned) and, if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office shall file such originals or certified copies, with the Related Documents held by the Servicer.

(c) Upon receipt of a Request for Release from the Servicer, substantially in the form of Exhibit C hereto, to the effect that a Mortgage Loan has been the subject of a final payment or a prepayment in full and such Mortgage Loan has been terminated or that substantially all Net Liquidation Proceeds that have been determined by the Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the Custodial Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Mortgage Loan or, if applicable, Net Liquidation Proceeds, the Custodian shall promptly release the Related Documents held by the Custodian to the Servicer. The Indenture Trustee shall execute such Related Documents, along with such documents as the Servicer or the related Mortgagor may request to evidence satisfaction and discharge of such Mortgage Loan, upon request of the Servicer. If from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Servicer requests the Custodian to release the Related Documents held by the Custodian and delivers to the Custodian a trust receipt reasonably satisfactory to the Custodian and signed by a Responsible Officer of the Servicer, the Custodian shall release such Related Documents to the Servicer. If such Mortgage Loans shall be liquidated and the Custodian receives a certificate from the Servicer as provided above, then, upon request of the Servicer, the Custodian shall release the trust receipt to the Servicer.

Section 3.07 Realization Upon Defaulted Mortgage Loans. With respect to any Mortgage Loan that comes into and continues in default, the Servicer shall decide whether to (i) foreclose upon the related Mortgaged Property, (ii) write off the unpaid Principal Balance thereof as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor), (v) permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (vi) arrange for a repayment plan, (vii) agree to a modification in accordance with this Agreement or (viii) take an unsecured note in each case subject to the rights of any related first Lien holder; provided, that in connection with the foregoing, if the Servicer has actual knowledge that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer shall not cause the Issuer or the Indenture Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such decision, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default if deemed to be appropriate by the Servicer) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided, that the Servicer shall not be liable in any respect hereunder if the Servicer is acting in connection with any such foreclosure or attempted foreclosure which is not completed or other conversion in a manner that is consistent with the provisions of this Agreement. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or attempted foreclosure which is not completed or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase the related Net Liquidation Proceeds. In the event of a determination by the Servicer that any such expenditure previously made pursuant to this Section 3.07 will not be reimbursable from Net Liquidation Proceeds, the Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.03.

        Notwithstanding any provision of this Agreement, a Mortgage Loan may be deemed to be finally liquidated if substantially all amounts expected by the Servicer to be received in connection therewith have been received; provided, however, that the Servicer may continue to pursue recovery of such Mortgage Loan and any subsequent collections with respect to any such Mortgage Loan shall be deposited into the Custodial Account. If the Servicer continues to pursue recovery, the Servicer shall continue to be entitled to the Servicing Fee with respect to that Mortgage Loan and to be reimbursed for any advances and expenses as though such Mortgage Loan continued to be an Outstanding Mortgage Loan hereunder. For purposes of determining the amount of any Net Liquidation Proceeds, Insurance Proceeds or other unscheduled collections, the Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with such Mortgage Loan.

        In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, which shall hold the same on behalf of the Issuer in accordance with Section 3.13 of the Indenture. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgaged Property shall (except as otherwise expressly provided herein) be considered to be an outstanding Mortgage Loan held as an asset of the Issuer until such time as such property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder, so long as the related Mortgage Loan shall be considered to be an outstanding Mortgage Loan, it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Loan Agreement shall have been discharged, such Loan Agreement in effect at the time of any such acquisition of title before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period will remain in effect.

        Any proceeds from foreclosure proceedings or the purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Net Liquidation Proceeds or Insurance Proceeds, shall be applied in the following order of priority: first, to reimburse the Servicer or the related Subservicer in accordance with this
Section 3.07; second, to pay the Servicer or the related Subservicer all Servicing Fees payable therefrom; third, to pay accrued and unpaid interest on such Mortgage Loan, at the Net Loan Rate to the Payment Date on which such amounts are to be deposited in the Note Payment Account or Distribution Account; and fourth, as a recovery of principal on such Mortgage Loan. Any remaining amount shall constitute Foreclosure Profits.

Section 3.08 Issuer and Indenture Trustee to Cooperate. On or before each Payment Date, the Servicer will notify the Indenture Trustee or the Custodian, with a copy to the Issuer, of the termination of or the payment in full and the termination of any Mortgage Loan during the preceding Collection Period. Upon receipt of payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto and to cause the removal from the registration on the MERS(R) System of such Mortgage. It is understood and agreed that any expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Custodial Account. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Custodian shall, upon request of the Servicer and delivery to the Custodian, with a copy to the Issuer, of a Request for Release, in the form attached hereto as Exhibit C, signed by a Servicing Officer, release or cause to be released the related Loan Agreement to the Servicer. The Issuer or Indenture Trustee shall promptly execute such documents, in the forms provided by the Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return such Loan Agreement to the Custodian (as specified in such receipt) when the need therefor by the Servicer no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that specified above, such trust receipt shall be released to the Servicer.

        In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions of the Purchase Agreement, the Indenture Trustee or the Issuer shall, if so requested in writing by the Servicer, promptly execute an appropriate assignment in the form provided by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of such Mortgage Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto into the Custodial Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured, then the assignee for collection shall promptly reassign such Mortgage Loan to the Indenture Trustee and return all Related Documents to the place where the related Mortgage File was being maintained.

        In connection with the Issuer's obligation to cooperate as provided in this Section 3.08 and all other provisions of this Agreement requiring the Issuer to authorize or permit any actions to be taken with respect to the Mortgage Loans, the Indenture Trustee, as pledgee of the Mortgage Loans and as assignee of record of the Mortgage Loans on behalf of the Issuer pursuant to
Section 3.13 of the Indenture, expressly agrees, on behalf of the Issuer, to take all such actions on behalf of the Issuer and to promptly execute and return all instruments reasonably required by the Servicer in connection therewith; provided, that if the Servicer requests a signature of the Indenture Trustee, on behalf of the Issuer, then the Servicer shall deliver to the Indenture Trustee an Officer's Certificate stating that such signature is necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

Section 3.09 Servicing Compensation; Payment of Certain Expenses by Servicer. The Servicer shall be entitled to receive the Servicing Fee in accordance with
Section 3.03 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, late payment charges and other receipts not required to be deposited in the Custodial Account as specified in Section 3.02 shall be retained by the Servicer as additional servicing compensation. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Securityholders), including the fees and expenses of the Owner Trustee, Indenture Trustee and the Custodian, and shall not be entitled to reimbursement therefor.

Section 3.10   Annual Statement as to Compliance.

(a) The Servicer shall deliver to the Issuer, the Indenture Trustee, the Depositor and the Underwriter, with a copy to the Enhancer, beginning March 31, 2002, and on or before March 31 of each year thereafter, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under any servicing agreements to which it is a party, including this Agreement, has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Servicing Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

(b) The Servicer shall deliver to the Issuer and the Indenture Trustee, with a copy to the Enhancer, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become a Servicing Default.

Section 3.11 Annual Servicing Report. Beginning March 31, 2002, and on or before March 31 of each year thereafter, the Servicer at its expense shall cause a firm of nationally recognized independent public accountants (which firm may also render other services to the Servicer) to furnish a report to the Issuer, the Indenture Trustee, the Depositor, the Underwriter, the Enhancer and each Rating Agency stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to
Section 3.10 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of Mortgage Loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.12 Access to Certain Documentation and Information Regarding the Mortgage Loans. Whenever required by statute or regulation, the Servicer shall provide to the Enhancer, any Securityholder upon reasonable request (or a regulator for a Securityholder) or the Indenture Trustee, reasonable access to the documentation regarding the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding Mortgagors, and the failure of the Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

Section 3.13 Maintenance of Certain Servicing Insurance Policies. The Servicer shall, during the term of its service as servicer, maintain in force and effect
(i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and fidelity bond shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, for Persons performing servicing for mortgage loans purchased by such entity.

Section 3.14 Information Required by the Internal Revenue Service and Reports of Foreclosures and Abandonments of Mortgaged Property. The Servicer shall prepare and deliver all federal and state information reports with respect to the Mortgage Loans when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 2001, the Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (a) on behalf of the Issuer, acquired an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (b) knew or had reason to know that any Mortgaged Property had been abandoned. The reports from the Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J and Section 6050H (reports relating to mortgage interest received) of the Code.

Section 3.15   Optional Repurchase or Transfer of Mortgage Loans.

(a) Notwithstanding any provision in Section 3.07 to the contrary, the Servicer, at its option and in its sole discretion, may repurchase any Mortgage Loan that is delinquent in payment by a period of ninety (90) days or longer for a price equal to the Repurchase Price, provided that any such repurchase shall occur only during the 60-day period commencing on the first day of the next calendar month.

(b) The Servicer, at its option and in its sole discretion, may repurchase any Mortgage Loan for a price equal to the Repurchase Price (i) if the related Mortgage did not have a Lien senior to it as of the related Cut-Off Date, and, at the request of the related Mortgagor, the Servicer agrees to the placement of a Lien on the related Mortgaged Property senior to that of such Mortgage or (ii) at the request of the Mortgagor, the Servicer agrees to an increase in the Credit Limit above the Credit Limit of such Mortgage Loan as of the related Cut-Off Date or (iii) at the request of the Mortgagor, the Servicer agrees to the refinancing of the Lien senior to that of the related Mortgage resulting in a CLTV above the previous CLTV for such Mortgage Loan.

(c) Subject to the conditions set forth below, the Servicer, upon receipt of written notice and direction from the Issuer, shall cause the retransfer of Mortgage Loans from the Trust Estate to the Issuer as of the close of business on a Payment Date (the "Transfer Date"). On the fifth Business Day (the "Transfer Notice Date") prior to the Transfer Date designated in such notice, the Servicer shall give the Indenture Trustee, the Rating Agencies and the Enhancer a notice of the proposed retransfer that contains a list of the Mortgage Loans to be retransferred. Such retransfers of Mortgage Loans shall be permitted upon satisfaction of the following conditions:

(i)     No Rapid Amortization Event has occurred;

(ii) On the Transfer Date, the Overcollateralization Amount (after giving effect to the removal from the Trust Estate of the Mortgage Loans proposed to be retransferred) will equal or exceed the Overcollateralization Target Amount for the related Group;

(iii) The retransfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period shall not, in the reasonable belief of the Servicer, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event;

(iv) On or before the Transfer Date, the Servicer shall have delivered to the Indenture Trustee a revised Mortgage Loan Schedule showing that the Mortgages Loans transferred to the Certificateholders are no longer owned by the Trust Estate;

(v) The Servicer shall represent and warrant that the Mortgage Loans to be removed from the Trust Estate were selected at random and the Servicer shall have received the consent of the Enhancer as to the selection of the particular Mortgage Loans to be removed; and

(vi) The Servicer shall have delivered to the Indenture Trustee and the Enhancer an officer's certificate certifying that the items set forth in subparagraphs (i) through (v), inclusive, have been performed or are true and correct, as the case may be. The Indenture Trustee may conclusively rely on such officer's certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

        The Servicer shall not be permitted to effect the retransfer of any Mortgage Loan except under the conditions specified above. Upon receiving the requisite notice and direction from the Issuer, the Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Transfer Date the Indenture Trustee shall deliver, or cause to be delivered, to the Issuer a written itemization of each Mortgage Loan being transferred, together with the Mortgage File for each such Mortgage Loan, and the Indenture Trustee shall execute and deliver to the Issuer or its designee such other documents prepared by the Servicer as shall be reasonably necessary to transfer such Mortgage Loans to the Certificateholders. Any such transfer of the Trust Estate's right, title and interest in and to Mortgage Loans shall be without recourse, representation or warranty by or of the Indenture Trustee or the Trust Estate to the Issuer or its designee.

Section 3.16   Reserved.

Section 3.17 Pre-Funding Account.

(a) No later than the Closing Date, the Indenture Trustee shall establish and maintain on behalf of itself one or more segregated trust accounts, which shall be Eligible Accounts, titled "Pre-Funding Account, Bank One, National Association, as Indenture Trustee for GMACM Home Equity Loan Trust 2001-HE3" (the "Pre-Funding Account"). On the Closing Date, GMACM shall deposit into the Pre-Funding Account an amount equal to the Original Pre-Funded Amount from the proceeds of the sale of the Securities. $32,209,201 of such amount shall be allocated to Group I and $32,350,228 of such amount shall be allocated to Group
II. On each Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw from the Pre-Funding Account an amount equal to the aggregate Principal Balance as of the related Subsequent Cut-Off Date of the Subsequent Mortgage Loans for each Group to be sold to the Trust on such Subsequent Transfer Date and allocate such withdrawal to amounts on deposit in the Pre-Funding Account for the related Group, and to pay such amount to or upon the order of the related Seller upon satisfaction of the conditions set forth in this Agreement, in the Purchase Agreement and in the related Subsequent Transfer Agreement with respect thereto.

(b) If the Pre-Funded Amount has not been reduced to zero at the close of business on the last day of the Pre-Funding Period, after giving effect to any withdrawal therefrom on such day, any remaining Pre-Funded Amount for each Group, if any, shall be deposited into the Note Payment Account and applied as a principal distribution on the Class or Classes of Notes in such Group on the next succeeding Payment Date, except that the amount on deposit in the Pre-Funding up to a maximum of $50,000, shall be deposited in the Funding Account and shall be allocated to Group I or Group II, as applicable, and withdrawn pursuant to Section 3.18(c) hereof.

(c) The Servicer may cause the institution maintaining the Pre-Funding Account to invest any funds therein in Permitted Investments having a maturity of up to 90 days or maturing or otherwise available not later than the Business Day preceding the related Payment Date on which funds are scheduled to be withdrawn to purchase Subsequent Mortgage Loans; provided, that any investment in an obligation of the institution with which the Pre-Funding Account is maintained may mature on or before 10:30 a.m., New York time, on such Payment Date; and provided further, that no such investment may be sold or disposed of prior to maturity. In addition, no such Permitted Investment shall be purchased at a price in excess of par. Notwithstanding the foregoing, in the event investment earnings have not matured on any Payment Date, the amount of such earnings accrued as of such Payment Date shall be advanced by the Servicer for deposit into the Note Payment Account (which advance shall be reimbursed to the Servicer from such investment earnings at maturity). At any time when the Indenture Trustee is maintaining the Pre-Funding Account, any request by the Servicer to invest funds on deposit therein shall be in writing, delivered to the Indenture Trustee at or before 10:30 a.m., New York time, if such investment is to be made on such day. The Servicer shall certify that the requested investment is a Permitted Investment maturing at or prior to the time required hereby. Any such investment shall be registered in the name of the Indenture Trustee or its nominee, and to the extent that any such investment is certificated, such investment shall be maintained with the Indenture Trustee at its Corporate Trust Office. All net income or other gain received from any such investment shall be deposited into or credited to the Note Payment Account, and may be withdrawn therefrom in accordance with Section 3.05 of the Indenture. In no event shall the Indenture Trustee be liable for any investment losses on Permitted Investments held in or credited to the Pre-Funding Account, provided that such investments are made in accordance with the provisions of this Agreement and the Indenture Trustee is not the obligor under the Permitted Investment.

(d) If on any Payment Date during the Pre-Funding Period, the amount of Additional Balances created during the related Collection Period exceeds the amount of Principal Collections on deposit in the Custodial Account and the amount on deposit in Funding Account available to purchase Additional Balances, the Servicer may withdraw from amounts on deposit in the Pre-Funding Account, to the extent available and following the purchase of Additional Balances from funds on deposit in the Custodial Account and Funding Account, the amount of such excess and pay such amount to GMACM as payment for such Additional Balances.

Section 3.18   Funding Account.

(a) No later than the Closing Date, the Indenture Trustee shall establish and maintain on behalf of itself one or more segregated trust accounts, which shall be Eligible Accounts, titled "Funding Account, Bank One, National Association, as Indenture Trustee for GMACM Home Equity Loan Trust 2001-HE3" (the "Funding Account"). On each Payment Date during the Revolving Period, the Servicer shall withdraw from the Custodial Account and deposit into the Funding Account the aggregate amount of Principal Collections for each Group remaining after the purchase of all Additional Balances and/or Subsequent Mortgage Loans on or prior to such Payment Date and allocate such deposit to the related Group.

(b) The Servicer may cause the institution maintaining the Funding Account to invest any funds therein in Permitted Investments having a maturity of up to 90 days or maturing or otherwise available not later than the Business Day preceding the related Payment Date on which funds are scheduled to be withdrawn to purchase Subsequent Mortgage Loans; provided, that any investment in an obligation of the institution with which the Funding Account is maintained may mature on or before 10:30 a.m., New York time, on such Payment Date; and provided further, that no such investment may be sold or disposed of prior to maturity. In addition, no such Permitted Investment shall be purchased at a price in excess of par. At any time when the Indenture Trustee is maintaining the Funding Account, any request by the Servicer to invest funds on deposit therein shall be in writing, delivered to the Indenture Trustee at or before 10:30 a.m., New York time, if such investment is to be made on such day. The Servicer shall certify that the requested investment is a Permitted Investment maturing at or prior to the time required hereby. Any such investment shall be registered in the name of the Indenture Trustee or its nominee, and to the extent that any such investment is certificated, such investment shall be maintained with the Indenture Trustee at its Corporate Trust Office. All net income or other gain received from any such investment shall be deposited into or credited to the Note Payment Account.

(c) From time to time withdrawals shall be made from the Funding Account by the Servicer as follows:

(i) on each Payment Date during the Revolving Period, any amounts on deposit in the Funding Account relating to each Group shall be withdrawn and applied with respect to such Group, to the extent available, in the following order:

     (A) to GMACM, as payment for Additional Balances relating to such Group, if any, in an amount equal to (1) the aggregate of all Draws during the related Collection Period or (2) if the Servicer has applied amounts on deposit in the Custodial Account representing Principal Collections for such Group received during such Collection Period to the purchase of Additional Balances, the excess, if any, of the aggregate of all Draws for such Group during the related Collection Period over Principal Collections for such Group for such Collection Period; and

     (B) to each Seller, as payment for Subsequent Mortgage Loans for such Group, if any, in an amount equal to (1) the aggregate Principal
          Balance of all such Subsequent Mortgage Loans purchased from such Seller for such Group during the related Collection Period or (2) if the Servicer has applied amounts on deposit in the Custodial Account representing Principal Collections for such Group for such Collection Period toward the purchase of Subsequent Mortgage Loans, the excess, if any, of the aggregate Principal Balance of all such Subsequent Mortgage Loans for such Group purchased from such Seller over such Principal Collections for such Group; and

(ii) on the last Payment Date during the Revolving Period, any amounts remaining on deposit in the Funding Account relating to each Group, if any, after giving effect to clause (i) above, shall be deposited into the Note Payment Account for payment to the Noteholders relating to such Group pursuant to
     Section 3.05 of the Indenture.

Section 3.19   Capitalized Interest Account.

(a) No later than the Closing Date, the Indenture Trustee shall establish and maintain on behalf of itself one or more segregated trust accounts, which shall be Eligible Accounts, titled "Capitalized Interest Account, Bank One, National Association, as Indenture Trustee for GMACM Home Equity Loan Trust 2001-HE3" (the "Capitalized Interest Account"). The Indenture Trustee shall, promptly upon receipt, deposit in the Capitalized Interest Account and retain therein the Interest Coverage Amount. If the Indenture Trustee shall not have received an investment direction from GMACM, the Indenture Trustee shall invest funds on deposit in the Capitalized Interest Account in Permitted Investments of the kind described in clause (v) of the definition of Permitted Investments having a maturity date no later than the next succeeding Payment Date. In addition, no such Permitted Investment shall be purchased at a price in excess of par. GMACM shall be entitled to retain any investment earnings on amounts on deposit in the Capitalized Interest Account and shall deposit into the Capitalized Interest Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. GMACM shall be the owner of the Capitalized Interest Account and shall report all items of income, deduction, gain or loss arising therefrom.

(b) On each Payment Date during the Pre-Funding Period and on the Payment Date immediately after the end of the Pre-Funding Period, the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Capitalized Interest Account and deposit into the Note Payment Account an amount equal to the Capitalized Interest Requirement for such Payment Date.

(c) In connection with each Subsequent Transfer Date occurring in the Pre-Funding Period, the Servicer, at its option, may recalculate the Interest Coverage Amount taking into account the amount remaining in the Pre-Funding Account following the sale of Subsequent Mortgage Loans to the Trust on such date. The recomputed Interest Coverage Amount shall be not less than the amount necessary to cover the Capitalized Interest Requirement for each remaining Payment Date in the Pre-Funding Period. With the written consent of the Enhancer (which consent shall not be unreasonably withheld), on any such Subsequent Transfer Date, GMACM shall instruct in writing the Indenture Trustee to pay to it from funds in the Capitalized Interest Account the excess of the amount on deposit therein over the recomputed Interest Coverage Amount.

(d) Upon the earlier of (i) termination of the Trust Agreement in accordance with Section 8.01 thereof and (ii) the Payment Date following the end of the Pre-Funding Period, any amount remaining on deposit in the Capitalized Interest Account shall be withdrawn by the Indenture Trustee and paid to GMACM.

Section 3.20   Reserve Account.

(a) On or after the Closing Date, the Indenture Trustee shall establish and maintain on behalf of itself one or more segregated trust accounts, which shall be Eligible Accounts, titled "Reserve Account, Bank One, National Association, as Indenture Trustee for GMACM Home Equity Loan Trust 2001-HE3" (the "Reserve Account"). On each Payment Date the Servicer, in accordance with the requirements of Section 3.05(a)(ix) of the Indenture, shall determine the amount, if any, to be withdrawn from the Custodial Account and deposited into the Reserve Account. From time to time withdrawals shall be made from the Reserve Account by the Servicer in the amounts and for the purposes set forth in
Section 3.05(a) of the Indenture.

(b) The Servicer may cause the institution maintaining the Reserve Account to invest any funds therein in Permitted Investments having a maturity of up to thirty (30) days and maturing or otherwise available not later than the Business Day preceding the related Payment Date on which funds are scheduled to be withdrawn from the Reserve Account; provided, that any investment in an obligation of the institution with which the Reserve Account is maintained may mature on or before 10:30 a.m., New York time, on such Payment Date; and provided further, that no such investment may be sold or disposed of prior to maturity. In addition, no such Permitted Investment shall be purchased at a price in excess of par. At any time when the Indenture Trustee is maintaining the Reserve Account, any request by the Servicer to invest funds on deposit therein shall be in writing, delivered to the Indenture Trustee at or before 10:30 a.m., New York time, if such investment is to be made on such day. The Servicer shall certify that the requested investment is a Permitted Investment maturing at or prior to the time required hereby. Any such investment shall be registered in the name of the Indenture Trustee or its nominee, and to the extent that any such investment is certificated, such investment shall be maintained with the Indenture Trustee at its Corporate Trust Office. All net income or other gain received from any such investment shall be deposited into or credited to the Reserve Account, and may be withdrawn therefrom and applied pursuant to Section 3.05(a) of the Indenture.

Section 3.21 Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments. .

(a) When any Mortgaged Property is conveyed by the Mortgagor, the Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Loan Agreement or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

     (i) the Servicer shall not be deemed to be in default under this Section 3.21(a) by reason of any transfer or assumption which the Servicer is restricted by law from preventing; and

     (ii) if the Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.21(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Loan Agreement or Mortgage which requires the signature of the Indenture Trustee, or if an instrument of release signed by the Indenture Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Indenture Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Loan Agreement or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. The Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) such transaction will not adversely affect the coverage under any Required Insurance Policies, (B) the Mortgage Loan will fully amortize over the remaining term thereof, (C) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (D) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Servicer in accordance with the foregoing, the Indenture Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Servicer. Upon the closing of the transactions contemplated by such documents, the Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Indenture Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer or such Subservicer as additional servicing compensation.

                                   ARTICLE IV

                              Servicing Certificate

Section 4.01   Statements to Securityholders.

(a) With respect to each Payment Date, on the Business Day following the related Determination Date, the Servicer shall forward the Servicing Certificate and a computer file containing mutually agreed upon loan level information to the Indenture Trustee, and the Indenture Trustee, pursuant to Section 3.26 of the Indenture, shall make such Servicing Certificate available to each Certificateholder, each Noteholder, the Enhancer, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency. The Servicing Certificate shall set forth the following information as to the Notes and Certificates, to the extent applicable:

(i) for each Group, the aggregate amount of (a) Interest Collections, (b) Principal Collections (and, with respect to any Payment Date relating to the Managed Amortization Period, Net Principal Collections) and (c) Substitution Adjustment Amounts for such Collection Period;

(ii) the amount of such distribution as principal to the Noteholders of each Class of Notes;

(iii)the amount of such distribution as interest to the Noteholders of each Class of Notes, the amount thereof, if any, payable in respect of unpaid Interest Shortfalls, and the amount of any Interest Shortfalls for the related Payment Date;

(iv) each Policy Draw Amount, if any, for such Payment Date and the aggregate amount of prior draws on the Policy thereunder not yet reimbursed;

(v)     the amount of such distribution to the Certificateholders;

(vi) the aggregate Principal Balance of the Mortgage Loans in each Group as of the end of the preceding Collection Period;

(vii)for each Group, the number and aggregate Principal Balances of Mortgage Loans (a) as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days, 90-119 days, 120-149 days and 150-179 days, respectively,
     (b) the related  Mortgaged  Property of which has been  foreclosed upon and
     (c) as to which the related Mortgaged Property has become REO Property, in each case as of the end of the preceding Collection Period; provided, however, that such information shall not be provided on the statements relating to the first Payment Date;

(viii) for each Group, the number and aggregate Principal Balance of Mortgage Loans repurchased pursuant to Section 3.15(a) herein during such Collection Period;

(ix) the Net WAC Rate for each Group for the related Collection Period;

(x) prior to the second Determination Date following the commencement of the Rapid Amortization Period, the aggregate amount of Additional Balances created during the previous Collection Period and conveyed to the Issuer prior to the commencement of such Rapid Amortization Period;

(xi) for each Group, the aggregate Liquidation Loss Amounts with respect to the related Collection Period for each Group, the amount distributed as principal to Noteholders in respect of Liquidation Loss Amounts and the aggregate of the Liquidation Loss Amounts from all Collection Periods to date expressed as dollar amount and as a percentage of the aggregate Cut-Off Date Principal Balances of the Mortgage Loans;

(xii)the aggregate Note Balance of each Class of Notes and the Certificate Balance of each Class of the Certificates after giving effect to the distribution of principal on such Payment Date;

(xiii) the balance of the Pre-Funding Account, Funding Account, Capitalized Interest Account and Reserve Account as of the end of the preceding Collection Period;

(xiv)the Percentage Interest applicable to each of the Securities, after application of payments made on such Payment Date;

(xv) the Overcollateralization Amount for each Group as of the end of the preceding Collection Period; and

(xvi) the aggregate Principal Balance of Subsequent Mortgage
                      Loans transferred to the Trust Estate for each Group.

        In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as an aggregate dollar amount per Term Note, Variable Funding Note or Certificate, as applicable, with a $25,000 denomination and per Certificate with a denomination equal to a 100% Percentage Interest.

        If a Managed Amortization Event, a Rapid Amortization Event or a Servicing Default shall occur, on the Business Day following the related Determination Date, the Servicer shall forward to the Indenture Trustee, and the Indenture Trustee, pursuant to Section 3.26 of the Indenture, shall forward or cause to be forwarded by mail to each Certificateholder, each Noteholder, the Enhancer, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement to such effect, including, in the case of a Rapid Amortization Event or a Servicing Default, the nature thereof. Such statement may be included in, or separate from, the regular statement sent to Securityholders.

        The Indenture Trustee will make the monthly statement to Securityholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Securityholders, and other parties to this Agreement via the Indenture Trustee's internet website. The Indenture Trustee's internet website shall initially be located at "www.abs.bankone.com". Assistance in using the website can be obtained by calling the Indenture Trustee's customer service desk at (800) 524-9472. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way the statements to Securityholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

(b) The Servicer shall forward to the Indenture Trustee any other information reasonably requested by the Indenture Trustee necessary to make distributions pursuant to Section 3.05 of the Indenture. Prior to the close of business on the Business Day next succeeding each Determination Date, the Servicer shall furnish a written statement to the Certificate Paying Agent and the Indenture Trustee setting forth the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Note Payment Account, Reserve Account, Funding Account and/or Distribution Account on the Business Day preceding the related Payment Date pursuant to Section 3.03. The determination by the Servicer of such amounts shall, in the absence of obvious error, be deemed to be presumptively correct for all purposes hereunder, and the Owner Trustee and the Indenture Trustee shall be protected in relying upon the same without any independent check or verification. In addition, upon the Issuer's written request, the Servicer shall promptly furnish such information reasonably requested by the Issuer that is reasonably available to the Servicer to enable the Issuer to perform its federal and state income tax reporting obligations.

Section 4.02   Tax Returns and 1934 Act Reports

(a) The Servicer will act as the Tax Matters Partner or the agent for the Tax Matters Partner pursuant to the Trust Agreement and the Indenture. The Servicer agrees to perform the obligations of the Servicer set forth in Section 8.02 of the Trust Agreement and the obligations of the Tax Matters Partner set forth in
Article XI of the Indenture. The Servicer will prepare and file or cause to be prepared and filed all tax and information returns of the Trust Estate.

(b) The Servicer shall prepare all reports on behalf of the Trust Estate, including, but not limited to, all Forms 8-K, Forms 10-K and, when applicable, a Form 15 that are required under the Securities Exchange Act of 1934, as amended. The Servicer shall continue to file all Forms 8-K and Forms 10-K with respect to the Trust Estate until directed by the Depositor in writing to discontinue such filings.

                                   ARTICLE V

                              Note Payment Account

Section 5.01 Note Payment Account. The Indenture Trustee shall establish and maintain an Eligible Account entitled "Bank One, National Association, as Indenture Trustee, for the benefit of the Securityholders, the Certificate Paying Agent and the Enhancer, pursuant to the Indenture, dated as of October 24, 2001, between GMACM Home Equity Loan Trust 2001-HE3 and Bank One, National Association" (the "Note Payment Account"). On each Payment Date, amounts on deposit in the Note Payment Account shall be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture. The Indenture Trustee shall invest or cause the institution maintaining the Note Payment Account to invest the funds therein in Permitted Investments selected in writing by the Servicer and designated in the name of the Indenture Trustee, which investments shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that any investment in the institution with which the Note Payment Account is maintained may mature on such Payment Date and shall not be sold or disposed of prior to maturity). In addition, no such Permitted Investment shall be purchased at a price in excess of par. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Note Payment Account by the Servicer out of its own funds immediately as realized.

                                   ARTICLE VI

                                  The Servicer

Section 6.01 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any corporation into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        The Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided, that the Person accepting such assignment or delegation shall be a Person qualified to service mortgage loans, is reasonably satisfactory to the Enhancer (provided, that such consent to assignment may not be unreasonably withheld), is willing to service the Mortgage agreement, in form and substance reasonably satisfactory to the Enhancer, that contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement; and provided further, that no Rating Event will occur as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency), if determined without regard to the Policy; and provided further, that the Owner Trustee shall receive an Opinion of Counsel to the effect that such assignment or delegation will not cause the Issuer to be treated as an association (or a publicly-traded partnership) taxable as a corporation for federal income tax purposes.

Section 6.03 Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Securities, including any amount paid to the Owner Trustee or the Indenture Trustee pursuant to Section 6.06(b), other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement, the rights and duties of the parties hereto and the interests of the Securityholders. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Servicer shall be entitled to be reimbursed therefor. The Servicer's right to indemnity or reimbursement pursuant to this
Section 6.03 shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

Section 6.04 Servicer Not to Resign. Subject to the provisions of Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (b) upon satisfaction of the following conditions: (i) the Servicer shall have proposed a successor servicer to the Issuer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuer, the

Indenture Trustee and the Enhancer; (ii) each Rating Agency shall have delivered a letter to the Issuer, the Enhancer and the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not cause a Rating Event, if determined without regard to the Policy; and (iii) such proposed successor servicer is reasonably acceptable to the Enhancer, as evidenced by a letter to the Issuer and the Indenture Trustee; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (a) above, the Indenture Trustee, as pledgee of the Mortgage Loans, shall have assumed the Servicer's responsibilities and obligations hereunder or the Indenture Trustee, as pledgee of the Mortgage Loans, shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Enhancer.

Section 6.05 Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, that agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04.

     Section 6.06 Payment of Indenture Trustee's and Owner Trustee's Fees and Expenses; Indemnification.

(a) After the Closing Date, the Servicer covenants and agrees to pay to the Owner Trustee, the Indenture Trustee and any co-trustee of the Indenture Trustee or the Owner Trustee from time to time, and the Owner Trustee, the Indenture Trustee and any such co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust and, in the case of the Indenture Trustee, for so long as GMAC Mortgage Corporation is the Servicer shall be as set forth in the letter agreement between the Indenture Trustee and the Servicer dated as of October 24, 2001) for all services rendered by each of them in the execution of the trusts created under the Trust Agreement and the Indenture and in the exercise and performance of any of the powers and duties under the Trust Agreement or the Indenture, as the case may be, of the Owner Trustee, the Indenture Trustee and any co-trustee, and the Servicer will pay or reimburse the Indenture Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or any co-trustee in accordance with any of the provisions of this Agreement, the Indenture or the Trust Agreement except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance or bad faith. In addition, the Indenture Trustee shall be entitled to be reimbursed from the Servicer for all reasonable costs associated with the transfer of servicing from the predecessor servicer pursuant to Section 7.02 hereunder, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to service the Mortgage Loans properly and effectively.

(b) The Servicer agrees to indemnify the Indenture Trustee and the Owner Trustee for, and to hold the Indenture Trustee and the Owner Trustee, as the case may be, harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Indenture Trustee or the Owner Trustee, as the case may be, arising out of, or in connection with, the acceptance and administration of the Issuer and the assets thereof, including the costs and expenses (including reasonable legal fees and expenses) of defending the Indenture Trustee or the Owner Trustee, as the case may be, against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document; provided that:

(i) with respect to any such claim, the Indenture Trustee or Owner Trustee, as the case may be, shall have given the Servicer written notice thereof promptly after the Indenture Trustee or Owner Trustee, as the case may be, shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Issuer, the Indenture Trustee or Owner Trustee, as the case may be, shall cooperate and consult fully with the Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Servicer shall not be liable for settlement of any claim by the Indenture Trustee or the Owner Trustee, as the case may be, entered into without the prior consent of the Servicer.

No termination of this Agreement or resignation or removal of the Indenture Trustee shall affect the obligations created by this Section 6.06 of the Servicer to indemnify the Indenture Trustee and the Owner Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Servicer in this Section 6.06(b) shall not pertain to any loss, liability or expense of the Indenture Trustee or the Owner Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee or the Owner Trustee at the direction of the Noteholders or Certificateholders, as the case may be, pursuant to the terms of this Agreement.

                                  ARTICLE VII

                                     Default

Section 7.01   Servicing Default.

(a) If any one of the following events (each, a "Servicing Default") shall occur and be continuing:

(i) any failure by the Servicer to deposit in the Custodial Account, the Funding Account, the Reserve Account, the Note Payment Account or the Distribution Account any deposit required to be made under the terms of this Agreement that continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Issuer or the Indenture Trustee, or to the Servicer, the Issuer and the Indenture Trustee by the Enhancer;

(ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Securities or in this Agreement, which failure, in each case, materially and adversely affects the interests of the Securityholders or the Enhancer, and which failure continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Issuer or the Indenture Trustee, or to the Servicer, the Issuer and the Indenture Trustee by the Enhancer;

(iii)the entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Servicer or its property, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(iv) the Servicer shall voluntarily submit to Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law relating to the Servicer or of or relating to all or substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(v) a Rapid Amortization Event occurs on account of the circumstances specified in clause (g) of the definition of Rapid Amortization Event, which event continues beyond the 90 day grace period set forth in such clause (g);

(vi) the Servicer's Tangible Net Worth at any time is less than $100,000,000 and GMAC fails to own, directly or indirectly, at least 51% of the common stock of the Servicer.

(vii)the Rolling Six-Month Annualized Liquidation Loss Amount with respect to the Mortgage Loans exceeds 1.50% of the sum of (a) the Term Note Balance and (b) the Variable Funding Balance.

then, and in every such case, so long as a Servicing Default shall not have been remedied by the Servicer, either the Issuer, the Indenture Trustee (with the consent of the Enhancer) or the Enhancer, by notice then given in writing to the Servicer, the Issuer and the Indenture Trustee, may terminate all of the rights and obligations of the Servicer as servicer under this Agreement other than its right to receive servicing compensation and expenses for servicing the Mortgage Loans hereunder during any period prior to the date of such termination, and the Issuer, the Enhancer or the Indenture Trustee (with the consent of the Enhancer), may exercise any and all other remedies available at law or equity. Any such notice to the Servicer shall also be given to each Rating Agency, the Enhancer and the Issuer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Securities or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee, as pledgee of the Mortgage Loans, pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Issuer, the Enhancer and Indenture Trustee, as the case may be, in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts relating to the Mortgage Loans that shall at the time be held by the Servicer and to be deposited by it in the Custodial Account, or that have been deposited by the Servicer in the Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans, the recordation of Assignments of Mortgages to the Indenture Trustee if MERS is not the mortgagee of a Mortgage Loan, and the delivery of the Mortgage Files in its possession to the Indenture Trustee. All reasonable costs and expenses (including, but not limited to, attorneys' fees) incurred in connection with amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Indenture Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

(b) Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a payment on a Mortgage Loan which was due prior to the notice terminating the Servicer's rights and obligations hereunder and received after such notice, that portion to which the Servicer would have been entitled pursuant to Sections 3.03 and 3.09 as well as its Servicing Fee in respect thereof, and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

        Notwithstanding the foregoing, a delay in or failure of performance under paragraph (a)(i) or (ii) above, after the applicable grace periods specified therein, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement. The Servicer shall provide the Indenture Trustee, the Enhancer and the Securityholders with notice of any such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee, the Enhancer and the Issuer in writing of any Servicing Default.

Section 7.02   Indenture Trustee to Act; Appointment of Successor.

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 or sends a notice pursuant to Section 6.04, the Indenture Trustee as pledgee of the Mortgage Loans shall itself become, or shall appoint an affiliate of the Indenture Trustee to become the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall immediately assume all of the obligations of the Servicer to make advances on Mortgage Loans under
Section 3.02(b) and will be subject to all other responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof as soon as practicable, but in no event later than 90 days after the Indenture Trustee becomes successor servicer. During such 90 day period, the Indenture Trustee, with the consent of the Enhancer, may require the Servicer being terminated to continue to perform such servicing responsibilities (other than making advances on the Mortgage Loans under Section 3.02(b)) as the
Indenture Trustee deems appropriate. In such event, the Servicer being terminated shall provide such services as directed by the Indenture Trustee until the earliest of the date the Indenture Trustee notifies such Servicer to discontinue providing such services, the date on which a successor servicer or the Indenture Trustee has assumed all responsibilities, duties and liabilities of the Servicer hereunder or the expiration of the 90 day period. The Servicer shall be entitled to the Servicing Fee hereunder for any period during which the Servicer is obligated to provide such services as if no termination of the Servicer had occurred. Nothing in this Agreement or in the Trust Agreement shall be construed to permit or require the Indenture Trustee to (i) succeed to the responsibilities, duties and liabilities of the initial Servicer in its capacity as Seller under the Purchase Agreement, (ii) be responsible or accountable for any act or omission of the Servicer prior to the issuance of a notice of termination hereunder, (iii) require or obligate the Indenture Trustee, in its capacity as successor Servicer, to purchase, repurchase or substitute any Mortgage Loan, (iv) fund any Additional Balances with respect to any Mortgage Loan, (v) fund any losses on any Permitted Investment directed by any other Servicer, or (vi) be responsible for the representations and warranties of the Servicer. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the foregoing, if the Indenture Trustee is (x) unwilling to act as successor Servicer itself or to appoint an affiliate to become successor Servicer, or (y) legally unable so to act, the Indenture Trustee as pledgee of the Mortgage Loans may (in the situation described in clause (x)) or shall (in the situation described in clause (y)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan servicer having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that any such successor Servicer shall be acceptable to the Enhancer, as evidenced by the Enhancer's prior written consent, which consent shall not be unreasonably withheld; and provided further, that the appointment of any such successor Servicer will not result in a Rating Event, if determined without regard to the Policy. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee itself shall act or appoint an affiliate to act in such capacity as provided above. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation that the Servicer would otherwise have received pursuant to Section 3.09 (or such other compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer that may have arisen under this Agreement prior to its termination as Servicer (including the obligation to purchase Mortgage Loans pursuant to Section 3.01, to pay any deductible under an insurance policy pursuant to Section 3.04 or to indemnify the Indenture Trustee pursuant to Section 6.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement and the requirements (including any notice requirements) of applicable law, as shall be necessary to effectuate any such succession. Notwithstanding the foregoing, the Indenture Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts or for failing to take any action that the Indenture Trustee is legally prohibited from taking by applicable law.

(b) Any successor, including the Indenture Trustee, to the Servicer as servicer shall during its term as Servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Securityholders, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.13 and (iii) be bound by the terms of the Insurance Agreement.

(c) Any successor Servicer, including the Indenture Trustee, shall not be deemed in default or to have breached its duties hereunder if the predecessor Servicer shall fail to deliver any required deposit to the Custodial Account or otherwise cooperate with any required servicing transfer or succession hereunder.

(d) In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Indenture Trustee if the Indenture Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor

Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Indenture Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (d). The successor Servicer shall cause such assignment to be delivered to the Indenture Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03 Notification to Securityholders. Upon any termination of or appointment of a successor to the Servicer pursuant to this Article VII or
Section 6.04, the Indenture Trustee shall give prompt written notice thereof to the Securityholders, the Enhancer, the Issuer and each Rating Agency.

                                  ARTICLE VIII

                            Miscellaneous Provisions

Section 8.01 Amendment. This Agreement may be amended from time to time by the parties hereto; provided, that any such amendment shall be accompanied by a letter from each Rating Agency to the effect that such amendment will not result in a Rating Event, if determined without regard to the Policy; and provided further, that the Enhancer and the Indenture Trustee shall consent thereto.

Section 8.02 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Servicer, 100 Witmer Road, Horsham, Pennsylvania 19044, Attention: Anthony Renzi, (b) in the case of the Enhancer, Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention: Research and Risk Management (GMACM Home Equity Loan Trust 2001-HE3), (c) in the case of Moody's, Home Mortgage Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10001, (d) in the case of Standard & Poor's, 55 Water Street, New York, New York 10004, Attention: Residential Mortgage Surveillance Group, (e) in the case of Fitch, One State Street Plaza, New York, New York 10004, Attention: Residential Mortgage Group, (f) in the case of the Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001 and (g) in the case of the Issuer, GMACM Home Equity Loan Trust 2001-HE3, c/o the Owner Trustee at the address set forth in clause (e) above, and (g) in the case of the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee, with a copy to Bank One, National Association, 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, Attention: GMACM 2001-HE3; or, with respect to each of the foregoing Persons, at such other address as shall be designated by such Person in a written notice to the other foregoing Persons. Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Note Register or Certificate Register, as the case may be. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the related Securityholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation, and the Indenture Trustee shall have no liability for failure to deliver any such notice or document to any Rating Agency.

Section 8.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Securities or the rights of the Securityholders.

Section 8.05 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Securityholders, the Enhancer, the Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

Section 8.06 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.07 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 8.08 Termination Upon Purchase by the Servicer or Liquidation of All Mortgage Loans; Partial Redemption.

(a) The respective obligations and responsibilities of the Servicer, the Issuer and the Indenture Trustee created hereby shall terminate upon the last action required to be taken by the Issuer pursuant to the Trust Agreement and by the Indenture Trustee pursuant to the Indenture following the earlier of:

(i) the date on or before which the Indenture or the Trust Agreement is terminated, or

(ii) the purchase by the Servicer from the Issuer of all Mortgage Loans and REO Property in accordance with Section 8.08(b).

(b) The Servicer shall have the right to purchase from the Issuer all of the Mortgage Loans and related REO Property if the aggregate Note Balance of the Notes as of any Payment Date is less than 10% of the aggregate Note Balance of the Notes as of the Closing Date, (provided that a draw on the Policy would not occur as a result of such purchase and provided further that the purchase price will provide sufficient funds to pay the outstanding Note Balance and accrued and unpaid interest on the Notes to the Payment Date on which such amounts are to be distributed to the Securityholders), at a price equal to 100% of the aggregate unpaid Principal Balance of all such remaining Mortgage Loans, plus accrued and unpaid interest thereon at the weighted average of the Loan Rates thereon up to the date preceding the Payment Date on which such amounts are to be distributed to the Securityholders (and in the case of REO Property, the fair market value of the REO Property), plus any amounts due and owing to the Enhancer under the Insurance Agreement related to the Mortgage Loans or the Notes (and any unpaid Servicing Fee relating to the Mortgage Loans shall be deemed to have been paid at such time), plus any Interest Shortfall and interest owed thereon to the Noteholders.

               The Servicer shall send written notice to the Enhancer of its intent to exercise its right to purchase any of the Mortgage Loans pursuant to this Section 8.08(b).

               If such right is exercised by the Servicer, the Servicer shall deposit the amount calculated pursuant to this Section 8.08(b) with the Indenture Trustee pursuant to Section 4.10 of the Indenture and, upon the receipt of such deposit, the Indenture Trustee or Custodian shall release to the Servicer, the files pertaining to the Mortgage Loans being purchased. The Servicer, at its expense, shall prepare and deliver to the Indenture Trustee for execution, at the time the related Mortgage Loans are to be released to the Servicer, appropriate documents assigning each such Mortgage Loans from the Indenture Trustee or the Issuer to the Servicer or the appropriate party.

Section 8.09 Certain Matters Affecting the Indenture Trustee. For all purposes of this Agreement, in the performance of any of its duties or in the exercise of any of its powers hereunder, the Indenture Trustee shall be subject to and entitled to the benefits of Article VI of the Indenture.

Section 8.10 Owner Trustee Not Liable for Related Documents. The recitals contained herein shall be taken as the statements of the Servicer, and the Owner Trustee and the Indenture Trustee assume no responsibility for the correctness thereof. The Owner Trustee and the Indenture Trustee make no representations as to the validity or sufficiency of this Agreement, of any Basic Document or Related Document, or of the Certificates (other than the signatures of the Owner Trustee and the Indenture Trustee on the Certificates) or the Notes. The Owner Trustee and the Indenture Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Trust Agreement or the Noteholders under the Indenture, including the compliance by the Depositor, the Sellers or the Servicer with any warranty or representation made under any Basic Document or the accuracy of any such warranty or representation, or any action of any person taken in the name of the Owner Trustee or the Indenture Trustee.

        IN WITNESS WHEREOF, the Servicer, the Issuer and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                             GMAC MORTGAGE CORPORATION,
                                as Servicer



                             By:
                                    ----------------------------------------
                                    Name:
                                    Title:


                             GMACM HOME EQUITY LOAN TRUST 2001-HE3, as
                             Issuer

                             By:    Wilmington Trust Company, not in its
                                    individual capacity but solely as
                                    Owner Trustee



                             By:
                                    ----------------------------------------
                                    Name:
                                    Title:


                             BANK ONE, NATIONAL ASSOCIATION,
                                as Indenture Trustee



                             By:
                                    ----------------------------------------
                                    Name:
                                    Title:

                                  EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B

                            LIMITED POWER OF ATTORNEY

                               KNOW ALL MEN BY THESE PREMISES:

        That Bank One, National Association, as indenture trustee (the "Indenture Trustee"), under the indenture dated as of October 24, 2001 (the "Indenture"), between GMACM Home Equity Loan Trust 2001-HE3, as issuer and the Indenture Trustee, a national banking association organized and existing under the laws of the United States of America, and having its principal office located at 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, hath made, constituted and appointed, and does by these presents make, constitute and appoint GMAC Mortgage Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, its true and lawful Attorney-in-Fact, with full power and authority to sign, execute, acknowledge, deliver, file for record, and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the Mortgages securing a Mortgage Loan and the related Loan Agreements for which the undersigned is acting as Indenture Trustee for various Securityholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of such Loan Agreement secured by any such Mortgage) and for which GMAC Mortgage Corporation is acting as Servicer pursuant to a Servicing Agreement dated as of October 24, 2001 (the "Servicing Agreement").

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage, where said modification or re-recording is for the purpose of correcting the Mortgage to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the Lien of the Mortgage as insured.

2. The subordination of the Lien of a Mortgage to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish same.

3. With respect to a Mortgage, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

          a. The substitution of trustee(s) serving under a Mortgage, in accordance with state law and the Mortgage;

        b.     Statements of breach or non-performance;

        c.     Notices of default;

          d. Cancellations/rescissions of notices of default and/or notices of sale;

        e.     The taking of a deed in lieu of foreclosure; and

          f. Such other documents and actions as may be necessary under the terms of the Mortgage or state law to expeditiously complete said transactions.

4. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.      The completion of loan assumption agreements.

6. The full satisfaction/release of a Mortgage or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7. The assignment of any Mortgage and the related Loan Agreement, in connection with the repurchase of the Mortgage Loan secured and evidenced thereby.

8. The full assignment of a Mortgage upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the endorsement of the related Mortgage Note.

9. The modification or re-recording of a Mortgage, where said modification or re-recording is for the purpose of any modification pursuant to Section
     3.01 of the Servicing Agreement.

10. The subordination of the Lien of a Mortgage, where said subordination is in connection with any modification pursuant to Section 3.01 of the Servicing Agreement, and the execution of partial satisfactions/releases in connection with such same Section 3.01.

        The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

        Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

        Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

                                BANK ONE, NATIONAL ASSOCIATION,
                                    not in its individual capacity
                                    but solely as Indenture Trustee



                                By:
                                       ----------------------------------------
                                       Name:
                                       Title:

STATE OF                     )
                             SS.
COUNTY OF                    )


        On this [___] day of October, 2001, before me the undersigned, Notary Public of said State, personally appeared , personally known to me to be duly authorized officers of Bank One, National Association that executed the within instrument and personally known to me to be the persons who executed the within instrument on behalf of Bank One, National Association therein named, and acknowledged to me such Bank One, National Association executed the within instrument pursuant to its by-laws.

                                WITNESS  my  hand  and   official
seal.




                                Notary Public in and for the
                                State of
                                        --------------------------------




After recording, please mail to:





Attn:
     -------------------------------

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Mortgage Loans, we request the release of the Mortgage File described below.

Servicing Agreement Dated:
Series #:
Account #:
Pool #:
Loan #:
Borrower Name(s):
Reason for Document Request: (circle one)          Mortgage Loan
Prepaid in Full                                    Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Servicing Agreement."




GMAC Mortgage Corporation
Authorized Signature

******************************************************************************
TO CUSTODIAN: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Servicing Agreement.

Enclosed Documents:       [  ]   Loan Agreement


Name
    --------------------------------

Title
     -------------------------------

Date
    ------------------



        TABLE OF CONTENTS                                                                PAGE


ARTICLE I         Definitions...............................................................2

        Section 1.01     Definitions........................................................2

        Section 1.02     Other Definitional Provisions......................................2

        Section 1.03     Interest Calculations..............................................2

ARTICLE II        Representations and Warranties............................................3

        Section 2.01     Representations and Warranties Regarding the Servicer..............3

        Section 2.02     Representations and Warranties of the Issuer.......................4

        Section 2.03     Enforcement of Representations and Warranties......................4

ARTICLE III       Administration and Servicing of Mortgage Loans............................5

        Section 3.01     The Servicer.......................................................5

        Section 3.02     Collection of Certain Mortgage Loan Payments.......................7

        Section 3.03     Withdrawals from the Custodial Account............................10

        Section 3.04     Maintenance of Hazard Insurance; Property Protection Expenses.....12

        Section 3.05     Modification Agreements...........................................13

        Section 3.06     Trust Estate; Related Documents...................................13

        Section 3.07     Realization Upon Defaulted Mortgage Loans.........................14

        Section 3.08     Issuer and Indenture Trustee to Cooperate.........................15

        Section 3.09     Servicing Compensation; Payment of Certain Expenses by
                         Servicer..........................................................16

        Section 3.10     Annual Statement as to Compliance.................................16

        Section 3.11     Annual Servicing Report...........................................17

        Section 3.12     Access to Certain Documentation and Information Regarding
                         the Mortgage Loans................................................17

        Section 3.13     Maintenance of Certain Servicing Insurance Policies...............17

        Section 3.14     Information Required by the Internal Revenue Service and
                         Reports of Foreclosures and Abandonments of Mortgaged
                         Property..........................................................17

        Section 3.15     Optional Repurchase or Transfer of Mortgage Loans.................18

        Section 3.16     Reserved..........................................................19

        Section 3.17     Pre-Funding Account...............................................19

        Section 3.18     Funding Account...................................................20


                                        i


        Section 3.19     Capitalized Interest Account......................................22

        Section 3.20     Reserve Account...................................................22

        Section 3.21     Enforcement of Due-on-Sale Clauses; Assumption and
                         Modification Agreements; Certain Assignments......................23

ARTICLE IV        Servicing Certificate....................................................24

        Section 4.01     Statements to Securityholders.....................................24

        Section 4.02     Tax Returns and 1934 Act Reports..................................26

ARTICLE V         Note Payment Account.....................................................27

        Section 5.01     Note Payment Account..............................................27

ARTICLE VI        The Servicer.............................................................27

        Section 6.01     Liability of the Servicer.........................................27

        Section 6.02     Merger or Consolidation of, or Assumption of the Obligations
                         of, the Servicer..................................................27

        Section 6.03     Limitation on Liability of the Servicer and Others................28

        Section 6.04     Servicer Not to Resign............................................28

        Section 6.05     Delegation of Duties..............................................29

        Section 6.06     Payment of Indenture Trustee's and Owner Trustee's Fees and
                         Expenses; Indemnification.........................................30

ARTICLE VII       Default..................................................................31

        Section 7.01     Servicing Default.................................................31

        Section 7.02     Indenture Trustee to Act; Appointment of Successor................33

        Section 7.03     Notification to Securityholders...................................35

ARTICLE VIII      Miscellaneous Provisions.................................................35

        Section 8.01     Amendment.........................................................35

        Section 8.02     GOVERNING LAW.....................................................35

        Section 8.03     Notices...........................................................35

        Section 8.04     Severability of Provisions........................................36

        Section 8.05     Third-Party Beneficiaries.........................................36

        Section 8.06     Counterparts......................................................36

        Section 8.07     Effect of Headings and Table of Contents..........................36

                                        ii



        Section 8.08     Termination Upon Purchase by the Servicer or Liquidation of
                         All Mortgage Loans; Partial Redemption............................36

        Section 8.09     Certain Matters Affecting the Indenture Trustee...................37

        Section 8.10     Owner Trustee Not Liable for Related Documents....................37


EXHIBIT A - MORTGAGE LOAN SCHEDULE          A-1

EXHIBIT B - LIMITED POWER OF ATTORNEY       B-1

EXHIBIT C - FORM OF REQUEST FOR RELEASE     C-1